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                                                                     Exhibit 21



                          SUBSIDIARIES OF THE COMPANY*
                           (as of December 31, 1996)


     NAME                                                 JURISDICTION
     ----                                                 ------------

Houston Lighting & Power Company                            Texas

Houston Industries (Delaware) Incorporated                  Delaware

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*The names of certain subsidiaries of the Company are omitted pursuant to Item
601(b)(21)(ii) of Regulation S-K.